Exhibit 24.b.1

                                ESTABLISHMENT OF
                      PHL VARIABLE ACCUMULATION ACCOUNT II



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                                OCTOIBER 25, 2007

                                ESTABLISHMENT OF

                      PHL VARIABLE ACCUMULATION ACCOUNT II

         Pursuant to the PHL Variable Insurance Company Board of Directors resolution dated June 7, 2002, as an officer of PHL Variable Insurance Company, I hereby establish a new separate account for use in the issuance of variable annuity contracts by the PHL Variable Insurance Company. The new separate account is the PHL Variable Accumulation Account II.


                                                 /s/ Kathleen A. McGah
                                        ----------------------------------------
                                                  Kathleen A. McGah
                                         Vice President and Assistant Secretary